UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SeqLL Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5319744
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

317 New Boston Street, Suite 210
Woburn, Massachusetts 01801
(781) 460-601

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of common stock, $0.00001 par value	The Nasdaq Stock Market LLC

Warrants to purchase common stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-254886 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock, par value $0.00001 per share, and warrants to purchase common stock of SeqLL Inc. (the “Registrant”). The description of the common stock and warrants set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-254886), originally filed with the U.S. Securities and Exchange Commission on March 31, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 25, 2021	SEQLL INC.

	By:	/s/ Daniel Jones
Daniel Jones
Chief Executive Officer

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